UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

LA ROSA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2026, La Rosa Holdings Corp., a Nevada corporation (the “Company”), filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of State of Nevada to effect an 1-for-10 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding, effective as of 12:01 a.m. (New York time) on April 20, 2026, (the “Reverse Stock Split”). As previously reported by the Company, on November 12, 2025, the Company’s stockholders holding majority of the voting power by a written consent (the “Stockholders Approval”) approved the amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-5 to 1-for-100, with such ratio to be determined by the Company’s board of directors (the “Board”). Such resolution of the stockholders became effective on December 25, 2025, or twenty (20) days after the Company filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders respective Information Statement on Schedule 14C on or approximately December 4, 2025. Following the Stockholders Approval, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-10 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every ten (10) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock. No fractional shares were issued as a result of the Reverse Stock Split, fractional entitlements were rounded up to the next whole number. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from approximately 10.5 million shares to approximately 1.05 million shares. The number of authorized shares of Common Stock under the Company’s Articles of Incorporation remained unchanged at 2 billion 50 million (2,050,000,000) shares and the par value of the Common Stock remained $0.0001 per share.

The Common Stock began trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market on April 20, 2026. The trading symbol for the Common Stock remained “LRHC.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 50172T400.

Proportionate adjustments were also made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s equity incentive plans. The Company adjusted the number of shares available for issuance upon the exercise of outstanding warrants to issue Common Stock as well as the exercise price to reflect the effects of the Reverse Stock Split. The Company also adjusted the number of shares issuable upon conversion of outstanding restricted stock units to reflect the effects of the Reverse Stock Split.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 16, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of La Rosa Holdings Corp., filed on April 16, 2026
99.1	Press release of the Company issued on April 16, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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